Exhibit 99.1

COMMENTS CONCERNING FORWARD LOOKING STATEMENTS

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Main Street Banks, Inc. (“the Company”), as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of the Company, including, without limitation, (i) statements relating to certain of the Company’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of the merger between the former First Colony Bancshares, Inc. and the Company (the “Merger”), completed on May 22, 2003, including future financial and operating results, cost savings, enhanced revenues and the accretion of reported earnings that may be realized from the Merger, and (iii) statements preceded by, followed by or that include the words “may,” “could,” would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “probably,” “potentially,” “projects,” “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) inflation, interest rate, market and monetary fluctuations; (8) adverse changes in the financial performance and/or condition of the Company’s borrowers which could impact the repayment of such borrowers’ outstanding loans; and (9) the impact on the Company’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorists activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by the Company with the Securities and Exchange Commission.

The Company cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral.

This Form 10-K contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). The Company’s management uses these non-GAAP measures in their analysis of the Company’s performance. These measures adjust GAAP performance to exclude the effects of the amortization of intangibles in the determination of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on The Company’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.